UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 1, 2014
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
PRGX Global, Inc. (the “Company”) is filing this Form 8-K to disclose financial information for each of the Company’s four quarterly periods in the years ended December 31, 2013 and 2012 and the quarterly period ended March 31, 2014. This filing reflects reclassifications in our unaudited financial information as a result of changes to the Company’s reportable segments that we adopted in the first and second quarters of 2014.
As described in our Form 10-Q filed May 12, 2014, we revised our reportable segments during the first quarter of 2014 to present the former New Services segment as two separate segments: Adjacent Services, which were formerly referred to as Profit Optimization services, and Healthcare Claims Recovery Audit Services. As a result of this revision, our four reportable segments are as follows:
Recovery Audit Services — Americas represents recovery audit services (other than Healthcare Claims Recovery Audit services) provided in the United States of America, Canada and Latin America.
Recovery Audit Services — Europe/Asia-Pacific represents recovery audit services (other than Healthcare Claims Recovery Audit services) provided in Europe, Asia and the Pacific region.
Adjacent Services (formerly known as Profit Optimization services) represents data transformation and financial advisory services.
Healthcare Claims Recovery Audit Services represents recovery audit services for healthcare claims, which consist primarily of services provided under subcontracts related to the Medicare Recovery Audit Contractor program.
Additionally, Corporate Support includes the unallocated portion of corporate selling, general and administrative expenses not specifically attributable to the four reportable segments.
In addition to the changes to the segment presentation noted above, the Company also recorded reclassification entries within certain reportable segments. In the first quarter of 2014, the Company reclassified certain expenses within the Recovery Audit Services — Europe/Asia-Pacific segment from Cost of Revenue to Selling, General and Administrative expenses to better reflect costs associated with new business development efforts. In the second quarter of 2014, the Company reclassified certain Information Technology expenses within the Recovery Audit Services — Americas segment from Selling, General and Administrative expenses to Cost of Revenue to better reflect the nature of the work performed.
Finally, beginning with the third quarter of 2013, the Company began presenting fair value adjustments to acquisition-related contingent consideration as an adjustment to its segment measure, "Adjusted earnings before interest, taxes, depreciation and amortization" ("Adjusted EBITDA").
To assist investors in comparing the Company’s historical segment financial information with its current segment financial information, we have reclassified the unaudited selected segment financial information for each of the four quarters of the years ended December 31, 2013 and 2012 and the first quarter of 2014 to reflect the new reportable segments and reclassifications within segments and furnished such information with this report as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being furnished herewith:
99.1 PRGX Global, Inc. unaudited selected segment financial information for each of the Company's four quarterly periods in the years ended December 31, 2013 and 2012 and the quarterly period ended March 31, 2014.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRGX GLOBAL, INC.

By:	/s/ Robert B. Lee
Robert B. Lee
Chief Financial Officer and Treasurer

Dated: August 1, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1
PRGX Global, Inc.unaudited selected segment financial information for each of the Company's four quarterly periods in the years ended December 31, 2013 and 2012 and the quarterly period ended March 31, 2014.